UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2018

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

9197 S. Peoria Street, Englewood, CO	80112-5833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 23, 2018, TTEC Holdings, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”).  At the Annual Stockholders Meeting, stockholders voted on the following proposals:

1.              The election of seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Each director was elected with the votes cast as follows:

Nominee	For	Abstain	Broker Non-Votes
Kenneth D. Tuchman	42,884,248	376	2,093,952
Steven J. Anenen	42,824,203	460	2,093,952
Tracy L. Bahl	42,819,056	460	2,093,952
Gregory A. Conley	42,918,937	460	2,093,952
Robert N. Frerichs	42,795,622	460	2,093,952
Marc L. Holtzman	42,918,451	460	2,093,952
Ekta Singh-Bushell	42,918,464	460	2,093,952

2.                    The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.  The appointment was ratified with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
44,954,328	134,609	3,937	—

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: May 25, 2018	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President, General Counsel & Corporate Secretary